Item 77Q1

First Investors Income Funds

The Investment Advisory Agreement by and between the Registrant, First Investors Equity Funds, First Investors Tax Exempt Funds and First Investors Life Series Funds and First Investors Management Company, Inc., made as of January 19, 2011, is incorporated by reference to Post-Effective Amendment No. 38 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on January 28, 2011, Accession No. 0000898432-11-000084.

The Subadvisory Agreement by and among First Investors Management Company, Inc., Muzinich & Co., Inc., the Registrant and First Investors Life Series Funds, made as of January 19, 2011, is incorporated by reference to Post-Effective Amendment No. 38 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on January 28, 2011, Accession No. 0000898432-11-000084.